PROPOSED FINANCING

OF

ORYON HOLDINGS, INC.

By reading the information contained within this document, the recipient agrees with Oryon Holdings, Inc. (the “Company”) to maintain in confidence such information, together with any other non-public information regarding the Company obtained from the Company or its agents during the course of the proposed financing.  The Company has caused these materials to be delivered to you in reliance upon such agreement and upon Rules promulgated under Regulation FD by the Securities and Exchange Commission.

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, OFFERED TO SALE, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT PURSUANT TO (i) A REGISTRATION STATEMENT RELATING TO THE SECURITIES WHICH IS EFFECTIVE UNDER THE SECURITIES ACT, (ii) A NON-US PERSON IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 (AS APPLICABLE) OF REGULATION S UNDER THE SECURITIES ACT, (iii) RULE 144 PROMULGATED UNDER THE SECURITIES ACT OR (iv) AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR ANY APPLICABLE STATE LAWS IS AVAILABLE.

CONFIDENTIAL

SUMMARY OF OFFERING

This Confidential Summary of Offering is not intended to be contractually binding, other than the section entitled “Confidential Information” and is subject in all respects (other than with respect to such section) to the execution of the Securities Purchase Agreement.

Issuer:	Oryon Holdings, Inc., a Nevada corporation (the “Company”).
Securities Offered:
Up to 6,000,000 units (“Units”) of the Company, each Unit consisting of 1 share of the Company’s common stock, $0.001 par value (the “Shares”), and warrants in the form attached to the Securities Purchase Agreement as Exhibit A (the “Warrants”) exercisable to purchase 1 share of common stock of the Company at an exercise price of $0.75 per share (the “Warrant Shares”), in accordance with the terms and conditions set forth in Annex I  (the “Offering”).  The Offering, subject to authorization from the Board of Directors of the Company, will be completed on a best efforts basis and is subject to adjustment by the Company.

Purchase Price:	$0.50 per Unit.
Closing Date:
The Company and each Investor shall execute a Securities Purchase Agreement in substantially the form set forth herein.  The closing of the Offering shall occur continuously as subscriptions and proceeds are received, and certificates representing the Shares shall be issued to each Investor and funds paid to the Company (each a “Closing Date”).  However, the final Closing Date shall be no later than March 31, 2013.

Use of Proceeds	For general working capital.
Investor Qualifications:
Investor must be an “accredited investor” as defined in Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), or Investor must be a non-“U.S. Person” as defined in Regulation S of the Securities Act, and must represent and warrant to the Company that it is acquiring the Units for investment with no present intention of distributing any of the Units.  The Securities Purchase Agreement contains other appropriate representations and warranties of Investor to the Company.

Securities Certificates:
Certificates evidencing the Shares which are delivered to Investor within seven days of each closing, will bear a restrictive legend stating that such securities have been sold pursuant to the Securities Purchase Agreement and that the shares may not be resold except as permitted under the Securities Act pursuant to a Registration Statement that has been declared effective or an exemption therefrom, and may be resold subject to certain limitations and procedures agreed to in the Securities Purchase Agreement.

Warrants:
Warrants may be exercisable for a period of 5 years after the date of grant and will be issued in the form attached as Exhibit A to the Securities Purchase Agreement and Warrant Shares shall be delivered to Investor within seven days of each exercise.

Risk Factors:
The securities offered hereby involve a high degree of risk. Investor must read the disclosure relating to the risks affecting the Company as set forth in Annex II of the Securities Purchase Agreement, in addition to documents filed by the Company with the SEC under the Securities Exchange Act of 1934, as amended.

OTC Market Symbol:	ORYN
Confidential Information:
The recipient of this Confidential Summary of Offering and the materials attached hereto agrees with the Company to maintain in confidence this disclosed information, together with any other non-public information regarding the Company obtained from the Company, or its agents during the course of the proposed Offering.  The Company has caused these materials to be delivered to Investor in reliance upon such agreement and upon Rules promulgated by the SEC pursuant to Regulation FD.

Transfer Agent:	HOLLADAY STOCK TRANSFER, INC. 2939 N 67th Place Scottsdale, AZ 85251

INSTRUCTION SHEET FOR INVESTOR

(to be read in conjunction with the entire Securities Purchase Agreement)

A.           Complete the following items in the Securities Purchase Agreement:

1.           Provide the information regarding the Investor requested on the Signature Page to the Securities Purchase Agreement.  Please submit a separate Securities Purchase Agreement for each individual person/entity that will hold the Units.  The Securities Purchase Agreement must be executed by an individual authorized to bind the Investor.  Please also complete an Accredited Investor Questionnaire enclosed herein if you are a citizen, resident or entity formed in the United States.

2.           Return the signed Securities Purchase Agreement and the Accredited Investor Questionnaire (if applicable) by fax and send the original signed Securities Purchase Agreement and Accredited Investor Questionnaire (if applicable) by overnight mail to:

Greenberg Traurig, LLP
Attention: Mark Lee
1201 K Street, Suite 1100
Sacramento, CA 95814, U.S.A.
Tel: (916) 442-1111
Facsimile: (916) 448-1709

B.	Funds for the purchase of Units should be sent via wire transfer to:

SECURITIES PURCHASE AGREEMENT
(Signature Page)

ORYON HOLDINGS, INC.
340 BASA COMPOUND
ZAPATE, LAS PINAS CITY
METRO MANILA, PHILIPPINES

Ladies & Gentlemen:

The undersigned (the “Investor”), hereby confirms its agreement with you as follows:

1.           This Securities Purchase Agreement, including the Terms and Conditions set forth in Annex I (the “Terms and Conditions”), the Risk Factors set forth in Annex II (the “Risk Factors”), and exhibits, which are all attached hereto and incorporated herein by reference as if fully set forth herein (the “Agreement”), is made as of the date set forth below between Oryon Holdings, Inc., a Nevada corporation (the “Company”), and the Investor.

2.           The Company has authorized the sale and issuance of up to 6,000,000 Units of the Company securities to certain Investors in a private placement (the “Offering”).  Each Unit each consists of 1 share of the Company’s common stock, $0.001 par value (the “Shares”), and warrants in the form attached hereto as Exhibit A (the “Warrants”) exercisable to purchase 1 share of common stock of the Company at an exercise price of $0.75 per share, exercisable over 5 years (the “Warrant Shares”) and in accordance with the terms set forth in the Warrants.

3.           Pursuant to the Terms and Conditions, the Company and the Investor agree that the Investor will purchase from the Company and the Company will issue and sell to the Investor _____________ Units, for a purchase price of $0.50 per Unit, for an aggregate purchase price of $___________ consisting of ___________ Shares and ___________ Warrants to purchase  shares of common stock of the Company. Unless otherwise requested by the Investor, certificates representing the Common Stock purchased by the Investor will be registered in the Investor’s name and address as set forth below.  The Investor agrees to remit payment for the Units directly to the Company’s subsidiary, OryonTechnologies, LLC in accordance with the wire instructions provided by the Company.

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

Date: __________, 20__

Investor:

By:
Print Name:
Title:

Address:

Phone: Fax:
Social Security Number or TIN (if applicable):

ANNEX I

TERMS AND CONDITIONS FOR PURCHASE OF UNITS

Investment in the Company involves a high degree of risk.  Investor should carefully consider the risk factors set forth in Annex II in addition to the other information set forth in this Annex I before purchasing securities of the Company.

1. Authorization and Sale of the Units.  Subject to these Terms and Conditions, the Company has authorized the sale of up to 6,000,000 units (“Units”) of the Company, each consisting of 1 share of the Company’s common stock, $0.001 par value (the “Shares”), and a warrant (the “Warrants”) exercisable to purchase 1 share of common stock of the Company at an exercise price of $0.75 per share, exercisable over a five (5) year period (the “Warrant Shares”) and in accordance with the terms set forth in the Warrants (the “Shares” and “Warrants,” collectively, a “Unit”).  The Company reserves the right to increase or decrease this number.  All references to currency in this Securities Purchase Agreement shall refer to the lawful currency of the United States of America.

         2. Agreement to Sell and Purchase the Units.

2.1 At the Closing (as defined in Section 3 of this Annex I), the Company will sell to the Investor, and the Investor will purchase from the Company, upon the terms and conditions hereinafter set forth, the number of Units, if applicable, set forth in Section 3 of the Signature Page to the Securities Purchase Agreement at the purchase price set forth thereon.

2.2 The Company may enter into the same form of Securities Purchase Agreement (“Agreement”), including these Terms and Conditions, with other Investors and expects to complete sales of subsequent Units to other Investors.

3. Delivery of the Shares and Warrants at Closing.  The completion of the purchase and sale of the Units (the “Closing”) shall occur at the offices of the Company upon receipt of cleared funds and fully executed documents for the purchase of the Units on each date set by the Company, provided that a final closing shall occur no later than March 31, 2013 which date may be extended at the sole discretion of the Company.  Within seven (7) days after each Closing, the Company shall deliver to the Investor one or more stock certificates representing the number of Shares and a Warrant representing the number of shares of common stock as set forth in Section 3 of the Signature Page to the Securities Purchase Agreement, each such certificate, certificates or warrant to be registered in the name of the Investor, as set forth in Section 3 of the Signature Page to the Securities Purchase Agreement.

The Company’s obligation to issue the Shares and Warrants to the Investor shall be subject to the following conditions, any one or more of which may be waived by the Company: (a) receipt by the Company of a certified or official bank check or wire transfer of funds in the full amount of the purchase price for the Units being purchased hereunder as set forth in Section 3 of Signature Page to the Securities Purchase Agreement; and (b) the accuracy of the representations and warranties made by the Investor and the fulfillment of those undertakings of the Investor to be fulfilled prior to the Closing.

The Investor’s obligation to purchase the Units shall be subject to the following conditions, any one or more of which may be waived by the Investor: (1) the representations and warranties of the Company set forth herein shall be true and correct as of the Closing Date in all material respects and (2) the Investor shall have received such documents as such Investor shall reasonably have requested in connection with its due diligence.

4. Representations, Warranties and Covenants of the Company.  The Company hereby represents and warrants to, and covenants with, the Investor, as follows:

4.1 Organization.  The Company is duly organized and validly existing in good standing under the laws of the jurisdiction of its organization.  The Company has full power and authority to own, operate and occupy its properties and to conduct its business as presently contemplated and is registered or qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the location of the properties owned or leased by it requires such qualification and where the failure to be so qualified would have a material adverse effect upon the condition (financial or otherwise), earnings, business, properties or operations of the Company (a “Material Adverse Effect”), and no proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

4.2 Due Authorization and Valid Issuance.  The Company has all requisite power and authority to execute, deliver and perform its obligations under the Agreement, and the Agreement has been duly authorized and validly executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with their terms, except as rights to indemnity and contribution may be limited by state or federal securities laws or the public policy underlying such laws, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). No further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale of the Units.   The Shares and the shares of Common Stock of the Company issuable upon exercise of the Warrants being purchased by the Investor hereunder will, upon issuance and payment therefore pursuant to the terms hereof, be duly authorized, validly issued, fully-paid and nonassessable.

4.3 Non-Contravention.  The execution and delivery of the Agreement, the issuance and sale of the Units under the Agreement, the fulfillment of the terms of the Agreement and the consummation of the transactions contemplated thereby will not (A) conflict with or constitute a violation of, or default under, (i) any material bond, debenture, note or other evidence of indebtedness, lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company is a party or by which it or its properties are bound, (ii) the charter, by-laws or other organizational documents of the Company, or (iii) any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company or its properties, except in the case of clauses (i) and (iii) for any such conflicts, violations or defaults which are not reasonably likely to have a Material Adverse Effect or (B) result in the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the material properties or assets of the Company or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any material bond, debenture, note or any other evidence of indebtedness or any material indenture, mortgage, deed of trust or any other agreement or instrument to which the Company is a party or by which any of them is bound or to which any of the material property or assets of the Company is subject.

4.4 Capitalization.  As of March 9, 2012, there were 29,000,000 shares of the Company’s common stock issued and outstanding.  Except as contemplated by documents filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since such date through the date hereof (the “Exchange Act Documents”), there are no other outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any unissued shares of capital stock or other equity interest in the Company or any contract, commitment, agreement, understanding or arrangement of any kind to which the Company is a party or of which the Company has knowledge and relating to the issuance or sale of any capital stock of the Company, any such convertible or exchangeable securities or any such rights, warrants or options.

4.5 Legal Proceedings.  There is no material legal or governmental proceeding pending or, to the knowledge of the Company, threatened to which the Company is or may be a party or of which the business or property of the Company is subject that is not disclosed in the Exchange Act Documents.

4.6 No Violations.  The Company is not in violation of its charter, bylaws, or other organizational document, or in violation of any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company, which violation, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect, or is in default (and there exists no condition which, with the passage of time or otherwise, would constitute a default) in any material respect in the performance of any bond, debenture, note or any other evidence of indebtedness in any indenture, mortgage, deed of trust or any other material agreement or instrument to which the Company is a party or by which the Company is bound or by which the properties of the Company are bound, which would be reasonably likely to have a Material Adverse Effect.

        5. Representations, Warranties and Covenants of the Investor.

5.1 The Investor represents and warrants to, and covenants with, the Company that:  (i) the Investor is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to investments in shares presenting an investment decision like that involved in the purchase of the Units, including investments in securities issued by the Company and investments in comparable companies, and has requested, received, reviewed and considered all information it deemed relevant in making an informed decision to purchase the Units; (ii) the Investor has carefully read and fully understands the risks involved with an investment in the Company including, without limitation, the risks identified on Annex II, attached hereto, (iii) the Investor is acquiring the number of Units set forth in Section 3 of the Signature Page to the Securities Purchase Agreement in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of such Units or any arrangement or understanding with any other persons regarding the distribution of such Units; (iv) the Investor will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Units except in compliance with the Securities Act, applicable state securities laws and the respective rules and regulations promulgated thereunder; (v) all of the representations made by the Investor are true, correct and complete as of the date hereof and will be true, correct and complete as of the Closing Date; and (vi) the Investor has, in connection with its decision to purchase the number of Units set forth in Section 3 of the Signature Page to the Securities Purchase Agreement, relied only upon the Exchange Act Documents and the representations and warranties of the Company contained herein.  There are no suits, pending litigation, or claims against the undersigned that could materially affect the net worth of the Investor.

5.2 The Investor acknowledges that it has had access to the Exchange Act Documents and has carefully reviewed the same.  The Investor further acknowledges that the Company has made available to it the opportunity to ask questions of and receive answers from the Company’s officers and directors concerning the terms and conditions of this Agreement and the business and financial condition of the Company, and the Investor has received to its satisfaction, such information about the business and financial condition of the Company and the terms and conditions of the Agreement as it has requested.  The Investor has carefully considered the potential risks relating to the Company and a purchase of the Units, and fully understands that the Units are speculative investments, which involve a high degree of risk of loss of the Investor’s entire investment.  Among others, the undersigned has carefully considered each of the risks identified under the caption “Risk Factors” in the Exchange Act Documents and Annex II.

5.3 The Investor acknowledges, represents and agrees that no action has been or will be taken in any jurisdiction outside the United States by the Company that would permit an offering of the Units, or possession or distribution of offering materials in connection with the issuance of the Units, in any jurisdiction outside the United States where legal action by the Company for that purpose is required.  Investor will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Units, Shares, Warrants or Warrant Shares or has in its possession or distributes any offering material, in all cases at its own expense.

5.4 The Investor hereby covenants with the Company not to make any sale of the Units, Shares, Warrants or Warrant Shares without complying with the provisions of this Agreement, and the Investor acknowledges that the certificates evidencing the Shares will be imprinted with a legend that prohibits their transfer except in accordance therewith.  The overall commitment of the Investor to investments, which are not readily marketable, is not excessive in view of the Investor’s net worth and financial circumstances, and any purchase of the Units will not cause such commitment to become excessive.  The Investor is able to bear the economic risk of an investment in the Units.

5.5 The Investor further represents and warrants to, and covenants with, the Company that (i) the Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (ii) this Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law

5.6 Investor will not use any of the restricted Shares or Warrant Shares acquired pursuant to this Agreement to cover any short position in the Common Stock of the Company if doing so would be in violation of applicable securities laws.

5.7 The Investor understands that nothing in the Exchange Act Documents, this Agreement or any other materials presented to the Investor in connection with the purchase and sale of the Units constitutes legal, tax or investment advice.  The Investor has consulted such legal, tax and investment advisors, as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Units.

5.8 The Investor understands that the issuance of the Units to the Investor has not been registered under the Securities Act in reliance upon one or more specific exemptions therefrom, including Regulation D and/or Regulation S, which exemption depends upon, among other things, the accuracy of the Investor’s representations made in this Agreement.  The Investor understands that the Units must be held indefinitely unless subsequently registered under the Securities Act and qualified under applicable state securities laws, or unless an exemption from such registration and qualification requirements is otherwise available. The  Investor acknowledges that the Company has no obligation to register or qualify the Units or underlying Shares or Warrant Shares for resale. The Investor acknowledges that the Company will refuse to register any transfer of Units, Shares or Warrant Shares that is not made in accordance with the provisions of Regulation S, registered pursuant to the Securities Act or otherwise exempt from such registration. The Investor further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares or Warrant Shares, and requirements relating to the Company which are outside of the Investor’s control, and which the Company is under no obligation and may not be able to satisfy. The Investor has been independently advised as to the applicable holding period imposed in respect of the Shares by securities legislation in the jurisdiction in which the undersigned resides and confirms that no representation has been made respecting the applicable holding periods for the Shares or Warrant Shares in such jurisdiction and it is aware of the risks and other characteristics of the Units and of the fact that the undersigned may not resell the Units, Shares or Warrant Shares except in accordance with applicable securities legislation and regulatory policy.

5.9 A copy of the Company’s annual report on Form 10-K, its quarterly reports on Form 10-Q, current reports on Form 8-K and information statements are available on the SEC’s website at www.sec.gov.

5.10 For purposes of compliance with the Regulation S exemption for the offer and sale of the Units (defined in this Section 5.10 to include the underlying Shares and Warrant Shares) to non-U.S. Persons, if the Investor is not a “U.S. Person,” as such term is defined in Rule 902(k) of Regulation S,1 the Investor represents and warrants that the Investor is a person or entity that is outside the United States, and further represents and warrants as follows:

1	Regulation S provides in part as follows:
    1.      “U.S. person” means:  (i) any natural person resident in the United States; (ii) any partnership or corporation organized or incorporated under the laws of the United States; (iii) any estate of which any executor or administrator is a U.S. person; (iv) any trust of which any trustee is a U.S. person; (v) any agency or branch of a foreign entity located in the United States; (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person; (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and (viii) any partnership or corporation if: (A) organized or incorporated under the laws of any foreign jurisdiction; and (B) formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act of 1933, as amended, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a)) who are not natural persons, estates or trusts.
    2.           The following are not “U.S. persons”: (i) any discretionary account or similar account (other than an estate or trust) held for the benefit or account of a non-U.S. person by a dealer or other professional fiduciary organized, incorporated, or (if an individual) resident in the United States; (ii) any estate of which any professional fiduciary acting as executor or administrator is a U.S. person if: (A) an executor or administrator of the estate who is not a U.S. person has sole or shared investment discretion with respect to the assets of the estate; and (B) the estate is governed by foreign law; (iii) any trust of which any professional fiduciary acting as Trustee is a U.S. person, if a trustee who is not a U.S. person has sole or shared investment discretion with respect to the trust assets, and no beneficiary of the trust (and no settlor if the trust is revocable) is a U.S. person; (iv) an employee benefit plan established and administered in accordance with the law of a country other than the United States and customary practices and documentation of such country; (v) any agency or branch of a U.S. person located outside the United States if: (A) the agency or branch operates for valid business reasons; and (B) the agency or branch is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located; and (vi) the International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations, and their agencies, affiliates and pension plans, and any other similar international organizations, their agencies, affiliates and pension plans.

(a) The Investor is not acting and purchasing (or proposes to purchase) the Units on behalf of any other persons, entities or accounts and is not acquiring the Units for the account or benefit of a U.S. Person.  The Investor represents and warrants that the Investor is not a “U.S. Person” (as defined in Rule 902(k) under the Securities Act) and was located outside the United States at the time any offer to buy the Units was made and at the time the buy offer was originated by the undersigned.

(b) If the Investor  is a legal entity, it has not been formed specifically for the purpose of investing in the Company.

(c) The Investor  hereby represents that he, she or it has satisfied and fully observed the laws of the jurisdiction in which he, she or it is located or domiciled, in connection with the acquisition of the Units, including (i) the legal requirements of the Investor’s jurisdiction for the acquisition of the Units, (ii) any foreign exchange restrictions applicable to such acquisition, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, which may be relevant to the holding, redemption, sale, or transfer of the Units; and further, the Investor agrees to continue to comply with such laws as long as he, she or it shall hold the Units.

(d) To the knowledge of the Investor, without having made any independent investigation, neither the Company nor any person acting for the Company, has conducted any “directed selling efforts” in the United States as the term “directed selling efforts” is defined in Rule 902 of Regulation S, which, in general, means any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the marketing in the United States for any of the Units being offered.  Such activity includes, without limitation, the mailing of printed material to investors residing in the United States, the holding of promotional seminars in the United States, and the placement of advertisements with radio or television stations broadcasting in the United States or in publications with a general circulation in the United States, which discuss the offering of the Units.  To the knowledge of the Investor, the Units were not offered to the undersigned through, and the undersigned is not aware of, any form of general solicitation or general advertising, including without limitation, (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, and (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

(e) The Investor will offer, sell or otherwise transfer the Units, only (A) pursuant to a registration statement that has been declared effective under the Securities Act, (B) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S in a transaction meeting the requirements of Rule 904 (or other applicable Rule) under the Securities Act, or (C) pursuant to another available exemption from the registration requirements of the Securities Act, subject to the Company’s right prior to any offer, sale or transfer pursuant to clauses (B) or (C) to require the delivery of an opinion of counsel, certificates or other information reasonably satisfactory to the Company for the purpose of determining the availability of an exemption.

(f) The Investor will not engage in hedging transactions involving the Units unless such transactions are in compliance with the Securities Act.

(g) The Investor represents and warrants that the undersigned is not a citizen of the United States and is not, and has no present intention of becoming, a resident of the United States (defined as being any natural person physically present within the United States for at least 183 days in a 12-month consecutive period or any entity who maintained an office in the United States at any time during a 12-month consecutive period). The Investor understands that the Company may rely upon the representations and warranty of this paragraph as a basis for an exemption from registration of the Units under the Securities Act of 1933, as amended, and the provisions of relevant state securities laws.

5.11 The Investor is not a “disqualified organization.”  “Disqualified organization” means (i) the federal government of the United States; (ii) any state or political subdivision of the United States; (iii) any foreign government; (iv) any international organization; (v) any agency or instrumentality of any of the organizations listed in clauses (i), (ii), (iii) or (iv) above; (vi) any other tax exempt organization, other than a farmer’s cooperative described in Section 521 of the Code that is exempt from both income taxation and from taxation under the unrelated business taxable income provisions of the Code; or (vii) any rural electrical or telephone cooperative.

5.12 The Investor represents that neither it nor, to the Investor’s knowledge, any person or entity controlling, controlled by or under common control with the Investor, nor any person or entity having a beneficial interest in the Investor, nor any other person or entity on whose behalf the undersigned is acting (i) is a person or entity listed in the annex to Executive Order No. 13224 (2001) issued by the President of the United States (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism); (ii) is named on the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Office of Foreign Assets Control (OFAC); (iii) is a non-U.S. shell bank or is providing banking services indirectly to a non-U.S. shell bank; (iv) is a senior non-U.S. political figure or an immediate family member or close associate of such figure; or (v) is otherwise prohibited from investing in the Company pursuant to applicable U.S. anti-money laundering, antiterrorist and asset control laws, regulations, rules or orders (categories (i) through (v) collectively, a “Prohibited Investor”).  The Investor agrees to provide the Company, promptly upon request, all information that the Company reasonably deems necessary or appropriate to comply with applicable U.S. anti-money laundering, antiterrorist and asset control laws, regulations, rules and orders.  The Investor consents to the disclosure to U.S. regulators and law enforcement authorities by the Company and its affiliates and agents of such information about the Investor as the Company reasonably deems necessary or appropriate to comply with applicable U.S. anti-money laundering, antiterrorist and asset control laws, regulations, rules and orders.  If the Investor is a financial institution that is subject to the PATRIOT Act, Public Law No. 107-56 (Oct. 26, 2001) (the “Patriot Act”), the Investor represents that the Investor has met all of its respective obligations under the Patriot Act.  The Investor acknowledges that if, following the investment in the Company by the Investor, the Company reasonably believes that the Investor is a Prohibited Investor or is otherwise engaged in suspicious activity or refuses to provide promptly information that the Company requests, the Company has the right or may be obligated to prohibit additional investments, segregate the assets constituting the investment in accordance with applicable regulations or immediately require Investor to transfer the Units, Shares, Warrants or Warrant Shares.  The Investor further acknowledges that the Investor will not have any claim against the Company or any of its affiliates or agents for any form of damages as a result of any of the foregoing actions.

6. Notices.  All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed (A) if within the United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile, or (B) if delivered from outside the United States, by International Federal Express or facsimile, and shall be deemed given (i) if delivered by first-class registered or certified mail, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed, (iv) if delivered by facsimile, upon electronic confirmation of receipt and shall be delivered as addressed as follows:

(a)	if to the Company, to:Oryon Holdings, Inc.

340 Basa Compound
Zapate, Las Pinas City
Metro Manila, Philippines
Attn: Chief Executive Officer
Phone: (702) 973-1583

(b)	with a copy to:Greenberg Traurig LLP

1201 K Street, Suite 1100
Sacramento, CA 95814
Attn: Mark C Lee
Phone: (916) 442-1111
Fax:: (916) 448-1709

                     (c) if to the Investor, at its address on the signature page hereto, or at such other address or addresses as may have been furnished to the Company in writing.

7. Changes.  This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.

8. Headings.  The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

9. Severability.  In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

10. Governing Law.  This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Nevada, without giving effect to the principles of conflicts of law.

11. Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

12. Rule 144.  The Company covenants that it will timely file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of the Investor holding Shares and Warrant Shares purchased hereunder made after the first anniversary of the Closing Date, make publicly available such information as necessary to permit sales pursuant to Rule 144 under the Securities Act), and it will take such further action as the Investor may reasonably request, all to the extent required from time to time to enable such Investor to sell Shares or Warrant Shares purchased hereunder without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC.  Upon the request of the Investor, the Company will deliver to such holder a written statement as to whether it has complied with such information and requirements.

13. Confidential Information.  The Investor represents to the Company that, at all times during the Company’s offering of the Units, the Investor has maintained in confidence all non-public information regarding the Company received by the Investor from the Company or its agents, and covenants that it will continue to maintain in confidence such information and shall not use such information for any purpose other than to evaluate the purchase of the Units until such information (a) becomes generally publicly available other than through a violation of this provision by the Investor or its agents or (b) is required to be disclosed in legal proceedings (such as by deposition, interrogatory, request for documents, subpoena, civil investigation demand, filing with any governmental authority or similar process), provided, however, that before making any use or disclosure in reliance on this subparagraph (b) the Investor shall give the Company at least fifteen (15) days prior written notice (or such shorter period as required by law) specifying the circumstances giving rise thereto and will furnish only that portion of the non-public information which is legally required and will exercise its best efforts to obtain reliable assurance that confidential treatment will be accorded any non-public information so furnished.

ANNEX II

RISK FACTORS

The risks described below are the ones the Company believes are the most important for the Investor to consider, although these risks are not the only ones that the Company faces. If events anticipated by any of the following risks actually occur, the Company’s business, operating results or financial condition could suffer and the trading price of the Company’s common stock could decline.

FURTHER, THE RISKS DESCRIBED BELOW ASSUME THE CONSUMMATION OF A PROPOSED REVERSE ACQUISITION TRANSACTION BETWEEN THE COMPANY AND ORYONTECHNOLOGIES, LLC, A TEXAS LIMITED LIABILITY COMPANY (“ORYON”), PURSUANT TO WHICH ORYON WILL BE MERGED INTO A LIMITED LIABILITY COMPANY WHOLLY-OWNED BY THE COMPANY IN CONSIDERATION FOR THE ISSUANCE BY THE COMPANY OF SHARES OF COMMON STOCK OF THE COMPANY (THE “MERGER TRANSACTION”).  ORYON IS A RESEARCH AND DEVELOPMENT COMPANY AS WELL AS A SALES AND MARKETING COMPANY WITH CERTAIN INTELLECTUAL PROPERTY RIGHTS RELATED TO A THREE DIMENSIONAL, ELASTOMERIC, MEMBRANOUS, FLEXIBLE ELECTROLUMINESCENT LAMP.  ASSUMING THE SUCCESSFUL CLOSING OF THE MERGER TRANSACTION, ORYON SHALL BECOME A WHOLLY-OWNED SUBSIDIARY OF THE COMPANY AND THE BUSINESS OF THE COMPANY SHALL CONSIST PRIMARILY OF THE BUSINESS OF ORYON.

AS USED BELOW, “WE,” “US” AND “OUR” REFER COLLECTIVELY TO ORYON HOLDINGS, INC. AND ORYON, AND REFERENCES TO THE “COMPANY” REFER TO THE COMPANY AFTER GIVING EFFECT TO THE MERGER TRANSACTION.

Risks Relating to Our Company and Our Industry

Oryon has  limited revenues and has incurred losses.

We have limited revenues and we anticipate that our existing cash and cash equivalents will not be sufficient to fund our longer term business needs and we will need to generate additional revenue or receive additional investment to continue operations. In 2010 and 2011, Oryon had losses of approximately $1.5 million and $1.6 million, respectively.  Based on the Company’s current business plan, the Company anticipates that it will continue to incur losses through the year ending December 2012.

The Company operates a business that is highly speculative and may not generate any profit.

There can be no assurance that the Company’s products will have commercial viability and/or that the Company’s plan to develop and exploit the Company’s technology is feasible.  Because of the numerous risks and uncertainties associated with developing and marketing new technologies, the Company is unable to predict the extent of any future profits, if at all.  The Company has financed its operations and internal growth primarily through funding provided by limited investments in the Company to date and funds generated from operations.  To date, the Company has devoted substantially all of its efforts to research and development, infrastructure building and initial marketing activities.  There is no guarantee the cost estimates used by the Company or the sales volumes projected are accurate and will be attained.  An inability to meet sales volumes as forecast or to achieve assumed cost figures could have a negative impact on the Company’s profitability, cash flow and survival.  Some of the initial sales volumes that the Company is projecting are expected to be in the apparel and gear areas.  These areas are highly volatile and sometimes affected by economic conditions beyond the control of the Company, which could impact planned sales volumes and could negatively impact the finances of the Company.

Our auditors have expressed uncertainty as to our ability to continue as a going concern.

Primarily as a result of our recurring losses and our lack of liquidity, we received a report from our independent auditors that includes an explanatory paragraph describing the substantial uncertainty as to our ability to continue as a going concern as of our fiscal year ended December 31, 2011.

If we fail to raise additional capital, our ability to implement our business model and strategy could be compromised.

We have limited capital resources and operations. To date, our operations have been funded entirely from the proceeds from limited revenues, equity and debt financings.  The Company currently does not have adequate capital or revenue to meet its current or projected operating expenses.  We anticipate needing substantial additional capital in the near future to develop and market new products, services and technologies.  We currently do not have commitments for financing to meet our expected needs and we may not be able to obtain additional financing on terms acceptable to us, or at all.  Even if we obtain financing for our near term operations and product development, we expect that we will require additional capital beyond the near term.  If we are unable to raise capital when needed, our business, financial condition and results of operations would be materially adversely affected, and we could be forced to reduce or discontinue our operations.  Debt financing, if obtained, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt and could increase our expenses, and would be required to be repaid regardless of its operating results.  Moreover, we may issue equity securities in connection with such debt financing.  Equity financing, even if obtained, could result in ownership and economic dilution to our existing stockholders and/or require us to grant certain rights and preferences to new investors.  In addition, we may seek additional capital due to favorable market conditions or strategic considerations even if we believe we have sufficient funds for our current operations.

The Company does not currently have credit facilities or arrangements in place as a source of funds and there can be no assurance that the Company will be able to raise sufficient additional capital or raise such capital on acceptable terms or raise such capital when the Company needs it.  If such capital is not available on satisfactory terms, or is not available at all, the Company may be required to delay, scale back or stop the development of its products and/or cease its operations.

Substantially all of our assets secure outstanding Series C Convertible Notes.

We owe $2.7 million principal amount under our 5% Series C Convertible Notes (“Series C Notes”) due December 31, 2012.  The Series C Notes are secured by substantially all of the assets of Oryon, including all of Oryon’s patents and other intellectual property.  The Series C Notes convert to equity in the event that Oryon receives a qualified financing of at least $2 million.  In the event that Oryon does not receive a qualified financing and is unable to repay the Series C Notes (including accrued interest) by December 31, 2012, the holders of the Series C Notes may elect to foreclose on the assets of Oryon which could result in a sale of all of Oryon’s assets.  In such event, no assurance can be given that our assets could be sold for an amount that would be adequate to repay our debt or result in any net proceeds to our stockholders.

Potential Negative Dilution if Series C Notes are converted or outstanding Company options and warrants are exercised.

At December 31, 2011, there were $1.0 million Series C-1, $1.1 million Series C-2 and $0.6 million Series C-3 Notes outstanding. The Series C Notes are convertible to Company common stock at the rate of $0.0625 (Series C-1 Notes), $0.1875 (Series C-2 Notes) or $0.15 (Series C-3 Notes) under certain conditions, as specified in the Notes.  As of the same date, there were outstanding 1,015,139 warrants to purchase 1,015,139 shares of Company stock at $0.31 per common share.  In addition, as of December 31, 2011, there were 295,388 options outstanding exercisable at prices ranging from $0.13 per common share to $0.63 per common share.  As such, in the event all or some of the foregoing notes, options and warrants are converted or exercised, as applicable, substantial dilution to our existing stockholders may occur.

If our products do not gain market acceptance, we may not be able to fund future operations.

There can be no assurance that our products will have commercial viability and/or that our plan to develop and exploit our technology is feasible.  A number of factors may affect the market acceptance of our products, including, among others, the perception by consumers of the effectiveness of our products, our ability to fund our sales and marketing efforts, and the effectiveness of our sales and marketing efforts. If our products do not gain acceptance by consumers, we may not be able to fund future operations, including the development of new products, and/or our sales and marketing efforts for our current products, which inability would have a material adverse effect on our business, financial condition and operating results.

If we underestimate our operating expenses, we may not be able to fund future operations.

To date, we have devoted substantially all of our efforts to research and development, infrastructure building and initial marketing activities.  There is no guarantee that our cost estimates or projected sales volumes are accurate and will be attained.  An inability to meet sales volumes as forecast or to achieve assumed cost figures could have a negative impact on our profitability, cash flow and survival.

We expect our operating expenses to increase in connection with the continued development of our products and expansion of its marketing activities.  We may also incur costs and expenses that are unexpected, in excess of amounts anticipated or are otherwise not contemplated or provided for in connection with our business plan.  If these or other costs or expenses are incurred, it could have a material adverse effect on our financial performance.

Any failure to adequately establish an internal and distributor sales force will impede our growth.

We expect to be substantially dependent on an internal and distributor sales force to attract new consumers of our products. We believe that there may be significant competition for qualified, productive sales personnel and distributors who have the skills and technical knowledge necessary to promote and sell our products. Our ability to achieve significant growth in revenue in the future will depend, in large part, on our success in establishing our sales network. If we are unable to develop an efficient sales network, it will make our growth more difficult and our business could suffer.

Our failure to accurately estimate demand for our products could adversely affect our business and financial results.

We may not accurately estimate demand for our products. Our ability to estimate the overall demand for our products is imprecise and may be less precise in certain markets. If we materially underestimate demand for our products or are unable to secure sufficient materials to produce and package our products, we might not be able to satisfy demand on a short-term basis. Moreover, industry-wide shortages of certain electronic and lighting components, parts or raw materials have been, and could, from time to time in the future, be experienced. Such shortages could interfere with and/or delay production of our products and could have a material adverse effect on our business and financial results.

Changes in consumer preferences may reduce demand for our products.

Our future success will depend upon our ability to develop and introduce different and innovative lighting solutions and applications for ELastolite®. In order to develop our market share, the impact of our products must address a consumer need and then meet that need in the areas of quality and derived benefits. There can be no assurance of our ability to meet that need and there is no assurance that consumers will purchase our products. Additionally, our products are considered premium products and to maintain market share during recessionary periods we may have to reduce profit margins which would adversely affect our results of operations. Product lifecycles for some consumer electronic products in which our products may be used may be limited to a few years before consumers’ preferences change. There can be no assurance that our products will become or remain profitable for us. Our industry is subject to changing consumer preferences and shifts in consumer preferences may adversely affect us if we misjudge such preferences. We may be unable to achieve volume growth through product initiatives. We also may be unable to penetrate new markets. If we are unable to address any or all of these issues, it may affect our ability to produce revenues and our business, financial condition and results of operations will be adversely affected.

If we are unable to develop and establish brand image or product quality, or if we encounter product recalls, our business may suffer.

Our success depends on our ability to develop and establish brand image for our products, lighting solutions and applications for ELastolite®. We have no assurance that our advertising, marketing and promotional programs will have the desired impact on our products’ brand image or consumer preferences. Product quality issues, real or imagined, or allegations of product defects, even if false or unfounded, could tarnish the image of the affected brands and may cause consumers to choose other products. We may be required from time to time to recall products entirely.  Product recalls could adversely affect our profitability and our brand image. We do not maintain recall insurance. While we do not expect to have any credible product liability litigation, there is no assurance that we will not experience such litigation in the future. In the event we do experience product liability claims or a product recall, our financial condition and business operations could be materially adversely effected.

We may acquire or make investments in companies or technologies that could cause loss of value to our stockholders and disruption of our business.

Subject to our capital constraints, we intend to continue to explore opportunities to acquire companies or technologies in the future. Entering into an acquisition entails many risks, any of which could adversely affect our business, including:

•	Failure to integrate the acquired assets and/or companies with our current business;
•	The price we pay may exceed the value we eventually realize;
•	Loss of share value to our existing stockholders as a result of issuing equity securities as part or all of the purchase price;
•	Potential loss of key employees from either our current business or the acquired business;
•	Entering into markets in which we have little or no prior experience;
•	Diversion of management’s attention from other business concerns;
•	Assumption of unanticipated liabilities related to the acquired assets; and
•
The business or technologies we acquire or in which we invest may have limited operating histories, may require substantial working capital, and may be subject to many of the same risks we are subject to.

If we do not respond effectively and on a timely basis to rapid technological change, our business could suffer.

Our industry is characterized by rapidly changing technologies, industry standards, customer needs and competition, as well as by frequent new product and service introductions. We must respond to technological changes affecting both our customers and suppliers. We may not be successful in developing and marketing, on a timely and cost-effective basis, new services that respond to technological changes, evolving industry standards or changing customer requirements. Our success will depend, in part, on our ability to accomplish all of the following in a timely and cost-effective manner:

•	Effectively using and integrating new technologies;
•	Continuing to develop our technical expertise;
•	Enhancing our engineering and system design services;
•	Developing services that meet changing customer needs;
•	Advertising and marketing our services; and
•	Influencing and responding to emerging industry standards and other changes.

An interruption in the supply of products and services that we obtain from third parties could cause a decline in sales of our products.

In designing, developing and supporting our products, lighting solutions and applications for ELastolite®, we rely on many third party providers. These suppliers may experience difficulty in supplying us products or services sufficient to meet our needs or they may terminate or fail to renew contracts for supplying us these products or services on terms we find acceptable. If our liquidity deteriorates, our vendors may tighten our credit, making it more difficult for us to obtain suppliers on terms satisfactory to us. Any significant interruption in the supply of any of these products or services could cause a decline in sales of our services, unless and until we are able to replace the functionality provided by these products and services. We also depend on third parties to deliver and support reliable products, enhance their current products, develop new products on a timely and cost-effective basis and respond to emerging industry standards and other technological changes.

Growth of internal operations and business may strain our financial resources.

We intend to significantly expand the scope of our operating and financial systems in order to build and expand our business. Our growth rate may place a significant strain on our financial resources for a number of reasons, including, but not limited to, the following:

•	The need for continued development of our financial and information management systems;
•	The need to manage strategic relationships and agreements with manufacturers, suppliers and distributors; and
•	Difficulties in hiring and retaining skilled management, technical and other personnel necessary to support and manage our business.

We cannot give you any assurance that we will adequately address these risks and, if we do not, our ability to successfully expand our business could be adversely affected.

Current global economic conditions may adversely affect our industry, business and result of operations.

The recent disruptions in the current global credit and financial markets has included diminished liquidity and credit availability, a decline in consumer confidence, a decline in economic growth, an increased unemployment rate, and uncertainty about economic stability. There can be no assurance that there will not be further deterioration in credit and financial markets and confidence in economic conditions. These economic uncertainties affect businesses such as ours in a number of ways, making it difficult to accurately forecast and plan our future business activities. The current adverse global economic conditions and tightening of credit in financial markets may lead consumers to postpone spending, which may cause our customers to cancel, decrease or delay their existing and future orders with us. In addition, financial difficulties experienced by our suppliers, manufacturers, distributors or customers could result in product delays, increased accounts receivable defaults and inventory challenges. We are unable to predict the likely duration and severity of the current disruptions in the credit and financial markets and adverse global economic conditions. If the current uncertain economic conditions continue or further deteriorate, our business and results of operations could be materially and adversely affected.

Significant changes in government regulation may hinder sales.

The production, distribution, sale and marketing of our products are subject to the rules and regulations of various federal, state and local agencies, various environmental statutes, and various other federal, state and local statutes and regulations applicable to the production, transportation, sale, safety, and advertising of or pertaining to our products. New statutes and regulations may also be instituted in the future. Compliance with applicable federal and state regulations is crucial to our success. Although we believe that we are in compliance with applicable regulations, should the federal government or any state in which we operate amend its guidelines or impose more stringent interpretations of current laws or regulations, we may not be able to comply with these new guidelines. Such regulations could require the reformulation of certain products to meet new standards, market withdrawal or discontinuation of certain products we are unable to redesign or reformulate, imposition of additional record keeping requirements and expanded documentation regarding the properties of certain products.  Failure to comply with applicable requirements could result in sanctions being imposed on us or the manufacturers of any of our products, including but not limited to fines, injunctions, product recalls, seizures and criminal prosecution. Further, if a regulatory authority finds that a current or future product or production run is not in compliance with any of these regulations, we may be required to have the packaging of our products changed which may adversely affecting our financial condition and operations. We are also unable to predict whether or to what extent a warning under any of applicable statute would have an impact on costs or sales of our products.

If we are not able to adequately protect our intellectual property, we may not be able to compete effectively.

Our ability to compete depends in part upon the strength of our proprietary rights in our technologies, brands and content. Currently, and going forward, we expect to rely on a combination of U.S. and foreign patents, trademarks, trade secret laws and license agreements to establish and protect our intellectual property and proprietary rights.  The efforts we have taken and expect to take to protect our intellectual property and proprietary rights may not be sufficient or effective at stopping unauthorized use of our intellectual property and proprietary rights. In addition, effective trademark, patent, copyright and trade secret protection may not be available or cost-effective in every country in which our services are made available.  There may be instances where we are not able to fully protect or utilize our intellectual property in a manner that maximizes competitive advantage. If we are unable to protect our intellectual property and proprietary rights from unauthorized use, the value of our products may be reduced, which could negatively impact our business. Our inability to obtain appropriate protections for our intellectual property may also allow competitors to enter our markets and produce or sell the same or similar products. In addition, protecting our intellectual property and other proprietary rights is expensive and diverts critical managerial resources.  We rely in part on our currently issued patents to support competitive position.  There can be no assurance that some of our patents will not be challenged at a later date.  There can be no guarantee that we will be successful in obtaining additional patents that we may need at a later date to support certain growth initiatives.  Our ability to defend our patents, if they are challenged, or the inability to obtain certain patents in the future, could have a Material Adverse Effect in future periods.  If we are otherwise unable to protect our intellectual property and proprietary rights, our business and financial results could be adversely affected.

If we are forced to resort to legal proceedings to enforce our intellectual property rights, the proceedings could be burdensome and expensive. In addition, our proprietary rights could be at risk if we are unsuccessful in, or cannot afford to pursue, those proceedings.  In addition, the possibility of extensive delays in the patent issuance process could effectively reduce the term during which a marketed product is protected by patents.

The intellectual property to support our intermediate and long-term growth plans continues to be developed and there can be no assurance that we will complete such process.  The addition of intellectual property to support this growth is particularly dependent on the continued services of our technology team and its ability to develop additional technologies to support such growth plans.  If we do not have the financial resources to develop the intellectual property to fully support these growth plans, our ability to develop future products and refinement of current products could be negatively impacted.

We may also need to obtain licenses to patents or other proprietary rights from third parties. We may not be able to obtain the licenses required under any patents or proprietary rights or they may not be available on acceptable terms. If we do not obtain required licenses, we may encounter delays in product development or find that the development, manufacture or sale of products requiring licenses could be foreclosed. We may, from time to time, support and collaborate in research conducted by universities and governmental research organizations. We may not be able to acquire exclusive rights to the inventions or technical information derived from these collaborations, and disputes may arise over rights in derivative or related research programs conducted by us or our collaborators.

Assertions against us by third parties for infringement of their intellectual property rights could result in significant costs and cause our operating results to suffer.

The electronic and lighting industries are characterized by vigorous protection and pursuit of intellectual property rights and positions, which results in protracted and expensive litigation for many companies. Other companies with greater financial and other resources than us have gone out of business from costs related to patent litigation and from losing a patent litigation. We may be exposed to future litigation by third parties based on claims that our technologies or activities infringe the intellectual property rights of others. Although we try to avoid infringement, there is the risk that we will use a patented technology owned or licensed by another person or entity and be sued for patent infringement or infringement of another party’s intellectual property or proprietary rights.  If we or our products are found to infringe the intellectual property or proprietary rights of others, we may have to pay significant damages or be prevented from making, using, selling, offering for sale or importing such products or services or from practicing methods that employ such intellectual property or proprietary rights.

Further, we may receive notices of infringement of third-party intellectual property rights. Specifically, we may receive claims from various industry participants alleging infringement of their patents, trade secrets or other intellectual property rights in the future. Any lawsuit resulting from such allegations could subject us to significant liability for damages and invalidate our proprietary rights. These lawsuits, regardless of their success, would likely be time-consuming and expensive to resolve and would divert management time and attention. Any potential intellectual property litigation also could force us to do one or more of the following:

•	stop selling products or using technology or manufacturing processes that contain the allegedly infringing intellectual property;
•	pay damages to the party claiming infringement;
•	attempt to obtain a license for the relevant intellectual property, which may not be available on commercially reasonable terms or at all; and
•	attempt to redesign those products that contain the allegedly infringing intellectual property with non-infringing intellectual property, which may not be possible.

The outcome of a dispute may result in our need to develop non-infringing technology or enter into royalty or licensing agreements. We may agree to indemnify certain customers for certain claims of infringement arising out of the sale of our products. Any intellectual property litigation could have a material adverse effect on our business, operating results or financial condition.

Confidentiality agreements with employees and others may not adequately prevent disclosure of our trade secrets and other proprietary information.

Our success depends upon the skills, knowledge and experience of our technical personnel, our consultants and advisors as well as our licensors and contractors. Because we operate in a highly competitive field, we rely almost wholly on trade secrets to protect our proprietary technology and processes. However, trade secrets are difficult to protect. We enter into confidentiality and intellectual property assignment agreements with our corporate partners, employees, consultants, outside scientific collaborators, developers and other advisors. These agreements generally require that the receiving party keep confidential and not disclose to third parties confidential information developed by us during the course of the receiving party’s relationship with us. These agreements also generally provide that inventions conceived by the receiving party in the course of rendering services to us will be our exclusive property. However, these agreements may be breached and may not effectively assign intellectual property rights to us. Our trade secrets also could be independently discovered by competitors, in which case we would not be able to prevent use of such trade secrets by our competitors. The enforcement of a claim alleging that a party illegally obtained and was using our trade secrets could be difficult, expensive and time consuming and the outcome would be unpredictable. In addition, courts outside the United States may be less willing to protect trade secrets. The failure to obtain or maintain meaningful trade secret protection could adversely affect our competitive position.

We face intense competition and expect competition to increase in the future, which could prohibit us from developing a customer base and generating revenue.

There are many companies who will compete directly with our planned products and services.  These companies may already have an established market in our industry.  Most of these companies have significantly greater financial and other resources than us and have been developing their products and services longer than we have been developing ours.  Additionally, there are not significant barriers to entry in our industry and new companies may be created that will compete with us and other, more established companies who do not now directly compete with us, may choose to enter our markets and compete with us in the future.  Our inability to compete effectively with larger companies could have a Material Adverse Effect on our business activities, financial condition and results of operations.

If we are unable to attract, train and retain marketing, technical and financial personnel, our business may be materially and adversely affected.

Our future success depends, to a significant extent, on our ability to attract, train and retain marketing, technical and financial personnel. Recruiting and retaining capable personnel, particularly those with expertise in our chosen industries, are vital to our success. There is substantial competition for qualified marketing, technical and financial personnel, and there can be no assurance that we will be able to attract or retain our marketing, technical and financial personnel. If we are unable to attract and retain qualified employees, our business may be materially and adversely affected.

Our business depends substantially on the continuing efforts of our executive officers and our business may be severely disrupted if we lose their services.

Our future success depends substantially on the continued services of our executive officers.  In particular, our performance depends, in large part, upon our officers and their existing relationships in the industry.  We do not maintain key man life insurance on any of our executive officers and directors. If one or more of our executive officers are unable or unwilling to continue in their present positions, we may not be able to replace them readily, if at all. Therefore, our business may be severely disrupted, and we may incur additional expenses to recruit and retain new officers. In addition, if any of our executives joins a competitor or forms a competing company, we may lose some of our customers.

We are subject to manufacturing risks.

We intend to use contract manufacturers for a majority of our production volumes.  There can be no assurance that contract arrangements will be finalized or maintained at cost levels that will insure that we achieve the necessary gross margin to attain profitability.  Any interruption in the manufacturing capacity or production of contract manufacturers would impact their ability to complete orders under contract terms or accept new orders and could have a negative impact on our sales and financial viability.

We are subject to production risks.

The products we will be making have not undergone extensive field and consumer testing.  If failure of our products should occur, we could be subject to warranty claims and other liabilities which could have a negative effect on our financial stability and further negatively affect both current and future sales.  Certain of our important raw materials are available or obtained from a limited number of suppliers at the current time.  Should one of these suppliers discontinue its production or distribution of these materials, unless we have developed additional suppliers in the interim, the result would have a materially adverse impact on us and could result in our production being suspended until an acceptable substitute could be found.

We are subject to potential technological obsolesce.

Our success is based on our ability to capitalize on our core patents and intellectual property in the marketplace and continue, through research and development, to develop improved technology.  Other companies may develop technology that leapfrogs our existing technology thereby making our technology obsolete.  Advancements could materially adversely affect our growth and future business.

We are subject to marketing risks.

The markets that we targeted as immediately viable are subject to changing consumer trends and personal taste and could be impacted by factors outside our control.  Any economic factors which impact our markets could have a negative impact on us and our financial performance.  Certain of the markets that we have targeted are classified as “high tech” and as such are subject to rapid technological advancements as well as high barriers such as cost, vendor status, criteria and time constraints.  If any of these markets are subject to adverse economic conditions or experience an economic downturn, we could be negatively impacted.

After we introduce some of our products to the market, it is expected that we will attract an increased level of competition from companies that make products that are similar to our product.  Any increased level of competition from other companies in the areas that we have targeted could lead to lower margins than projected and have a negative impact on us.  We have made assumptions on the timing and cycles to market that, if in error, could adversely impact future revenue and cash flow.

Our products are subject to government regulations regarding safety matters that may require significant expenditures by us to ensure compliance.

Our products (and certain uses of our products) may be subject to governmental regulations for compliance with applicable safety standards.  Any failure to comply with such standards could subject us to both governmental fines as well as possible claims by consumers.

We are subject to new corporate governance and internal control reporting requirements, and our costs related to compliance with, or our failure to comply with, existing and future requirements could adversely affect our business.

We may face new corporate governance requirements under the Sarbanes-Oxley Act of 2002, as well as new rules and regulations subsequently adopted by the Securities and Exchange Commission (“SEC”) and the Public Company Accounting Oversight Board.  These laws, rules and regulations continue to evolve and may become increasingly stringent in the future.  In particular, under SEC rules, we are required to include management’s report on internal controls as part of our annual report for the fiscal year ending January 31, 2012, pursuant to Section 404 of the Sarbanes-Oxley Act.  The financial cost of compliance with these laws, rules and regulations is expected to be substantial.  We cannot assure you that we will be able to fully comply with these laws, rules and regulations that address corporate governance, internal control reporting and similar matters.  Failure to comply with these laws, rules and regulations could materially adversely affect our reputation, financial condition and the value of our securities.

We are subject to certain risks arising in connection with the Merger Transaction.

Pursuant to the Merger Transaction, we undertook certain commitments to Oryon to provide capital to fund Oryon’s operations and other commitments.  The Investor’s purchase of the Units is intended to satisfy a portion of the capital commitment to Oryon.  In the event that the Company fails to raise the aggregate amount of capital of $2 million during the time period as provided in the Merger Transaction, the Company will be required to issue additional shares of common stock (the “Contingent Shares”) to the stockholders of the Company other than the Investor in order to adjust the outstanding ownership of the Company to give effect to the Company’s inability to fully fund its capital commitment to Oryon.  If the Company is required to issue such Contingent Shares, this would result in a corresponding dilution of the Investor’s ownership interest in the Company.

Risks Related to an Investment in Our Securities

Our board of directors does not intend to declare or pay any dividends to our stockholders in the foreseeable future.

The declaration, payment and amount of any future dividends will be made at the discretion of our board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors the board of directors considers relevant.  There is no plan to pay dividends in the foreseeable future, and if dividends are paid, there can be no assurance with respect to the amount of any such dividend.

Nevada law and our articles of incorporation authorize us to issue shares of stock, which shares may cause substantial dilution to our existing stockholders and/or have rights and preferences greater than our common stock.

Pursuant to our Articles of Incorporation, we currently have 600,000,000 shares of common stock authorized.  At the closing of the Merger Transaction, we will have  32,702,121 shares of common stock issued and outstanding and up to an additional 222,190,934 shares issuable upon conversion of the Series C Notes, exercise of outstanding options and warrants and issuance of Contingent Shares.  As a result, our Board of Directors has the ability to issue a large number of additional shares of common stock without stockholder approval, which, if issued, could cause substantial dilution to our existing stockholders.  In addition, we may elect to issue preferred stock or other securities in the future having rights and preferences greater to our common stock.  Pending approval by a majority of our stockholders, our articles of incorporation will provide that the Board may designate the rights and preferences of preferred stock without a vote by the stockholders.

The purchase price of the common stock has been arbitrarily determined

The Company has not requested or received any third party valuation of the Company.  The purchase price for the common stock may bear no relationship to the Company’s assets, book value, historical results of operations or any other established criterion of value, and may not be indicative of the fair value of the common stock.

A limited public trading market exists for our common stock, which makes it more difficult for our stockholders to sell their common stock in the public markets.

Our common stock is not listed on any stock exchange.  Although our common stock is quoted on the OTCQB, there is no established public market for shares of our common stock, and no trades of our common stock have taken place on the OTCQB. No assurance can be given that an active market will develop or that a stockholder will ever be able to liquidate its shares of common stock without considerable delay, if at all.  Many brokerage firms may not be willing to effect transactions in the securities.  Even if a purchaser finds a broker willing to effect a transaction in these securities, the combination of brokerage commissions, state transfer taxes, if any, and any other selling costs may exceed the selling price.  Furthermore, our stock price may be impacted by factors that are unrelated or disproportionate to our operating performance.  These market fluctuations, as well as general economic, political and market conditions, such as recessions, lack of available credit, interest rates or international currency fluctuations may adversely affect the market price and liquidity of our common stock.

Shares of our common stock that have not been registered under the Securities Act of 1933, as amended, regardless of whether such shares are restricted or unrestricted, are subject to resale restrictions imposed by Rule 144, including those set forth in Rule 144(i) which apply to a “shell company.” In addition, any shares of our common stock that are held by affiliates, including any received in a registered offering, will be subject to the resale restrictions of Rule 144(i).

Pursuant to Rule 144 of the Securities Act of 1933, as amended (“Rule 144”), a “shell company” is defined as a company that has no or nominal operations; and, either no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets. As such, we may be deemed a “shell company” pursuant to Rule 144 prior to the Merger Transaction, and as such, sales of our securities pursuant to Rule 144 are not able to be made until a period of at least twelve months has elapsed from the date on which the Company’s Current Report on Form 8-K was filed with the Commission reflecting the Company’s status as a non-“shell company.” Therefore, any restricted securities we sell in the future or issue to consultants or employees, in consideration for services rendered or for any other purpose will have no liquidity until and unless such securities are registered with the Commission and/or until a year after the date of the filing of the Company’s Current Report on Form 8-K and we have otherwise complied with the other requirements of Rule 144.  As a result, it may be harder for us to fund our operations and pay our employees and consultants with our securities instead of cash. Furthermore, it will be harder for us to raise funding through the sale of debt or equity securities unless we agree to register such securities with the Commission, which could cause us to expend additional resources in the future. Our previous status as a “shell company” could prevent us from raising additional funds, engaging employees and consultants, and using our securities to pay for any acquisitions (although none are currently planned), which could cause the value of our securities, if any, to decline in value or become worthless. Lastly, any shares held by affiliates, including shares received in any registered offering, will be subject to the resale restrictions of Rule 144(i).

Our stock is categorized as a penny stock. Trading of our stock may be restricted by the SEC’s penny stock regulations which may limit a stockholder’s ability to buy and sell our stock.

Our stock is categorized as a “penny stock”. The SEC has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and accredited investors. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, the Financial Industry Regulatory Authority (“FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.
We have not retained independent professionals for Investors.

We have not retained any independent professionals to review or comment on the Offering or otherwise protect the interests of the Investors hereunder.  Although the Company and Oryon have retained their own counsel, such firms have not made any independent examination of any factual matters represented by management herein, and purchasers of the securities offered hereby should not rely on such firms so retained with respect to any matters herein described.  Potential investors are encouraged to review all applicable documents with their advisors and conduct such due diligence regarding their potential investment in the Company as they deep appropriate.

We may not qualify to meet listing standards to list our stock on an exchange.

The SEC approved listing standards for companies using reverse mergers to list on an exchange may limit our ability to become listed on an exchange.  We would be considered a reverse merger company (i.e., an operating company that becomes an Exchange Act reporting company by combining with a shell Exchange Act reporting company) that cannot apply to list on NYSE, NYSE Amex or Nasdaq until our stock has traded for at least one year on the U.S. OTC market, a regulated foreign exchange or another U.S. national securities market following the filing with the SEC or other regulatory authority of all required information about the merger, including audited financials.  We would be required to maintain a minimum $4 share price ($2 or $3 for Amex) for at least thirty (30) of the sixty (60) trading days before our application and the exchange’s decision to list.  We would be required to have timely filed all required reports with the SEC (or other regulatory authority), including at least one annual report with audited financials for a full fiscal year commencing after filing of the above information.  Although there is an exception for a firm underwritten IPO with proceeds of at least $40 million, we do not anticipate being in a position to conduct an IPO in the foreseeable future.  In order for the minimum stock price requirement to not apply, we must satisfy the one year trading requirement and file at least four (4) annual reports with the SEC after the Merger.  To the extent that we cannot qualify for a listing on an exchange, our ability to raise capital will be diminished.

Filing requirements applicable to certain investors.

Investors that acquire five percent (5%) or more of the our common stock may be required to file reports with the SEC disclosing such investor’s beneficial share ownership of our common stock.  To the extent such requirements apply to an investor, such investor will also be required to file certain reports with the SEC reflecting any material changes of beneficial ownership.  We will not file any such reports on behalf of any investor.

THE FOREGOING RISK FACTORS DO NOT PURPORT TO BE A COMPLETE EXPLANATION OF ALL OF THE RISKS INVOLVED IN PURCHASING THE UNITS OFFERED HEREIN.  POTENTIAL INVESTORS SHOULD READ THIS MEMORANDUM IN ITS ENTIRETY AND REVIEW THE COMPANY’S EXCHANGE ACT DOCUMENTS BEFORE DETERMINING WHETHER TO PURCHASE THE UNITS.

EXHIBIT A

FORM OF WARRANT

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM AND THE ISSUER OF THESE SECURITIES HAS BEEN PROVIDED WITH AN OPINION OF LEGAL COUNSEL TO THE HOLDER IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES TO THE EFFECT THAT SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM REGISTRATION UNDER SUCH LAWS.

Series A Warrant No. ___
Date of Issuance: _________, 2012

Number of Shares: _______
(subject to adjustment)

ORYON HOLDINGS, INC.
A NEVADA CORPORATION

SERIES A WARRANT

Oryon Holdings, Inc., a Nevada corporation (the "Company"), for value received, hereby certifies that ______________________ (the "Initial Holder"), or its registered assigns (the Initial Holder or such registered assigns shall be referred to as the "Registered Holder"), is entitled, subject to the terms set forth below, to purchase from the Company at any time on or after the Exercise Date and on or before the Expiration Date, up to __________ shares (the "Warrant Shares") of the Company's common stock, $0.001 par value per share ("Common Stock"), at a purchase price of $0.75 per share (the "Purchase Price"). The number of shares of Warrant Shares and the Purchase Price may be adjusted from time to time pursuant to the provisions of this Warrant. As used herein, "Exercise Date" means any date after the date hereof and prior to the Expiration Date on which the Registered Holder elects by written notice to the Company to exercise this Warrant.

1. Exercise.

(a) Manner of Exercise. This Warrant may be exercised by the Registered Holder, in whole or in part, by surrendering this Warrant, with the purchase/exercise form appended hereto as Exhibit A duly executed by such Registered Holder or by such Registered Holder's duly authorized attorney, at the principal office of the Company, or at such other office or agency as the Company may designate in writing, accompanied by payment in full of the Purchase Price payable in respect of the number of shares of Warrant Shares purchased upon such exercise. The Purchase Price may be paid by cash, check, or wire transfer in immediately available funds, or where permitted by law and provided that a public market for the Common Stock exists, through a "same day sale" commitment from the Registered Holder and a broker-dealer that is a member of the Financial Industry Regulatory Authority of Securities Dealers (a "FINRA Dealer"), whereby the Registered Holder irrevocably elects to exercise this Warrant and to sell a portion of the Warrant Shares so purchased to pay for the Purchase Price directly to the Company.

(b) Effective Time of Exercise. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in Section 1(a) above. At such time, the person or persons in whose name or names any certificates for Warrant Shares shall be issuable upon such exercise as provided in Section 1(c) below shall be deemed to have become the holder or holders of record of the Warrant Shares represented by such certificates.

(c) Delivery to Holder. As soon as practicable after the exercise of this Warrant, in whole or in part, and in any event within five (5) days thereafter, the Company at its expense will cause to be issued in the

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name of, and delivered to, the Registered Holder, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct:

(i) a certificate or certificates for the number of shares of Warrant Shares to which such Registered Holder shall be entitled, and

(ii) in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of shares of Warrant Shares equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of such shares purchased by the Registered Holder upon such exercise as provided in Section 1(a) above.

2. Adjustments.

(a) Stock Splits and Dividends. If outstanding shares of the Company's Common Stock shall be subdivided into a greater number of shares or a dividend in Common Stock shall be paid in respect of Common Stock, then the Purchase Price in effect immediately prior to such subdivision or at the record date of such dividend shall simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend be proportionately reduced. If outstanding shares of Common Stock shall be combined into a smaller number of shares, then the Purchase Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased. When any adjustment is required to be made in the Purchase Price, the number of shares of Warrant Shares purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Purchase Price in effect immediately prior to such adjustment, by (ii) the Purchase Price in effect immediately after such adjustment.

(b) Reclassification, Etc. In case of any reclassification or change of the outstanding securities of the Company or of any reorganization of the Company (or any other corporation the stock or securities of which are at the time receivable upon the exercise of this Warrant) or any similar corporate reorganization on or after the date hereof, then and in each such case the Registered Holder, upon the exercise hereof at any time after the consummation of such reclassification, change, reorganization, merger or conveyance, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise hereof prior to such consummation, the stock or other securities or property to which such holder would have been entitled upon such consummation if such holder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in this Section 2; and in each such case, the terms of this Section 2 shall be applicable to the shares of stock or other securities properly receivable upon the exercise of this Warrant after such consummation.

(c) Adjustment Certificate. When any adjustment is required to be made in the Warrant Shares or the Purchase Price pursuant to this Section 2, the Company shall promptly mail to the Registered Holder a certificate setting forth (i) a brief statement of the facts requiring such adjustment, (ii) the Purchase Price after such adjustment, and (iii) the kind and amount of stock or other securities or property into which this Warrant shall be exercisable after such adjustment.

3. Transfers.

(a) Unregistered Security. This Warrant and the Warrant Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be sold, pledged, distributed, offered for sale, transferred or otherwise disposed of in the absence of (i) an effective registration statement under the Act as to this Warrant or such Warrant Shares and registration or qualification of this Warrant or such Warrant Shares under any applicable U.S. federal or state securities law then in effect or (ii) an opinion of counsel, reasonably satisfactory to the Company, that such registration or qualification is not required. Each certificate or other instrument for Warrant Shares issued upon the exercise of this Warrant shall bear a legend substantially to the foregoing effect.

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(b) Transferability. Subject to the provisions of Section 3(a) hereof, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of the Warrant with a properly executed assignment (in the form of Exhibit B hereto) at the principal office of the Company.

(c) Warrant Register. The Company will maintain a register containing the names and addresses of the Registered Holders of this Warrant. Until any transfer of this Warrant is made in the warrant register, the Company may treat the Registered Holder as the absolute owner hereof for all purposes; provided, however, that if this Warrant is properly assigned in blank, the Company may (but shall not be required to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary. Any Registered Holder may change such Registered Holder's address as shown on the warrant register by written notice to the Company requesting such change.

4. No Impairment. The Company will not, by amendment of its charter or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will (subject to Section 11 below) at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Registered Holder against impairment.

5. Termination. This Warrant (and the right to purchase securities upon exercise hereof) shall terminate five (5) years from the date of issuance of this Warrant (the "Expiration Date").

6. Notices of Certain Transactions. In the event:

(a) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or

(b) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, or any consolidation or merger of the Company with or into another corporation, or

(c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then, and in each such case, the Company will mail or cause to be mailed to the Registered Holder a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right or (ii) the effective date on which such reclassification, reorganization, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Warrant Shares shall be entitled to exchange their shares of Warrant Shares (or such other stock or securities) for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, dissolution, liquidation or winding-up. Such notice shall be mailed at least ten (10) days prior to the record date or effective date for the event specified in such notice.

7. Reservation of Stock. The Company will at all times reserve and keep available out of its authorized but unissued stock, solely for the issuance and delivery upon the exercise of this Warrant and other similar Warrants, such number of its duly authorized shares of Common Stock as from time to time shall be issuable upon the exercise of this Warrant and other similar Warrants. All of the shares of Common Stock issuable upon exercise of this Warrant and other similar Warrants, when issued and delivered in accordance with the terms hereof and thereof, will be duly authorized, validly issued, fully paid and non-assessable, subject to no lien or other encumbrance other than restrictions on transfer arising under applicable securities laws and restrictions imposed by Section 3 hereof.

8. Exchange of Warrants. Upon the surrender by the Registered Holder of any Warrant or Warrants, properly endorsed, to the Company at the principal office of the Company, the Company will, subject to the

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SAC 442,065,900

provisions of Section 3 hereof, issue and deliver to or upon the order of such Holder, at the Company's expense, a new Warrant or Warrants of like tenor, in the name of such Registered Holder or as such Registered Holder (upon payment by such Registered Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant or Warrants so surrendered.

9. Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

10. Notices. Any notice required or permitted by this Warrant shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or forty-eight (48) hours after being deposited in the regular mail as certified or registered mail (airmail if sent internationally) with postage prepaid, addressed (a) if to the Registered Holder, to the address of the Registered Holder most recently furnished in writing to the Company and (b) if to the Company, to the address set forth below or subsequently modified by written notice to the Registered Holder.

11. No Rights as Stockholder. Until the exercise of this Warrant, the Registered Holder shall not have or exercise any rights by virtue hereof as a stockholder of the Company.

12. Representations of Registered Holder. By acceptance of this Warrant, the Registered Holder hereby represents and acknowledges to the Company that:

(a) this Warrant and the Warrant Shares are "restricted securities" as such term is used in the rules and regulations under the Securities Act and that such securities have not been and will not be registered under the Securities Act or any state securities law, and that such securities must be held indefinitely unless registration is effected or transfer can be made pursuant to appropriate exemptions;

(b) the Registered Holder has read, and fully understands, the terms of this Warrant set forth on its face and the attachments hereto, including the restrictions on transfer contained herein;

(c) the Registered Holder is acquiring for investment for its own account and not with a view to or for sale in connection with any distribution of this Warrant and the Warrant Shares and it has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws; provided that nothing contained herein will prevent the Registered Holder from transferring such securities in compliance with the terms of this Warrant and the applicable federal and state securities laws; and

(d) the Company may affix one or more legends, including a legend in substantially the following form (in addition to any other legend(s), if any, required by applicable state corporate and/or securities laws) to certificates representing Warrant Shares:

> **"THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM AND THE ISSUER OF THESE SECURITIES HAS BEEN PROVIDED WITH AN OPINION OF LEGAL COUNSEL TO THE HOLDER IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES TO THE**

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SAC 442,065,900

EFFECT THAT SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM REGISTRATION UNDER SUCH LAWS."

13. No Fractional Shares. No fractional shares will be issued in connection with any exercise hereunder. In lieu of any fractional shares which would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the fair market value of one such share on the date of exercise, as determined in good faith by the Company's Board of Directors.

1. Group Modification. This Warrant is one of multiple Series A Warrants issued by the Company. Any waiver, modification or amendment applicable to all of the Series A Warrants or any exchange of the Series A Warrants for other securities (collectively, a "Group Warrant Modification") shall be made if such Group Warrant Modification is approved, in writing, by the Company and the Holders of the Series A Warrants exercisable for more than fifty percent (50%) of the aggregate number of Warrant Shares issuable upon the exercise of all Series A Warrants (the "Majority Holders"). Any Group Warrant Modification approved by the Company and the Majority Holders shall be binding on all Holders of the Series A Warrants, including the Holder of this Warrant. For the purpose of this Warrant, approval of a Group Warrant Modification by the Company shall mean approval by the Board of Directors of the Company.

In order to effect any Group Warrant Modification approved by the Majority Holders, Holder agrees as follows:

Holder hereby makes, constitutes and appoints Tom Schaeffer and Mark E. Pape, and each of them, with the power to act without the other (the "Attorney-in-Fact"), the true and lawful attorney of Holder, with full power of substitution and full power and authority in Holder's name, place and stead to date, execute and deliver for and on behalf of Holder in the name, place and stead of Holder and for the use and benefit of Holder: (i) any documents relating to a Group Warrant Modification approved by the Company and the Majority Holders and (ii) any other instruments and documents as the Attorney-in-Fact may deem necessary and appropriate in connection with the obligations and rights of Holder under this Warrant.

Holder hereby grants to the Attorney-in-Fact full power and authority to do and perform each and every act and thing which may be necessary or convenient, in connection with the foregoing, as fully, to all intents and purposes, as Holder might or could do in connection with this Warrant hereby ratifying and confirming all that the Attorney-in-Fact shall lawfully do or cause to be done by authority hereof. Any such actions, which are approved by the Majority Holders, shall be binding on all Holders of the Series A Warrants, including the Holder of this Warrant.

This power of attorney granted hereby is irrevocable and coupled with an interest and shall not terminate on the disability of Holder, nor shall the authority of said Attorney-in-Fact to act pursuant hereto be affected or terminated by such disability. Any person, firm or corporation shall be fully protected in relying upon this power of attorney unless and until actual notice of its revocation or actual notice of the death of Holder is received. The rights, powers and authority of the Attorney-in-Fact herein granted shall commence and be in full force and effect on the date hereof, and such rights, powers and authority shall remain in full force and effect so long as this Warrant remains outstanding.

The Attorney-in-Fact shall submit for approval by the Majority Holders any proposed Group Warrant Modification recommended by the Company. The Attorney-in-Fact shall submit any proposal for approval by the Majority Holders to each Holder of Series A Warrants via e-mail to such Holder's e-mail address provided by such Holder on such Holder's subscription agreement for the purchase of common stock of the Company promptly after receipt of such proposal from the Company. Any approval by the Majority Holders shall be evidenced by a written consent of the Majority Holders. Such written consent may be executed in counterparts and must be received by the Attorney-in-Fact within five (5) days after submission of such proposal to the Holders of Series A Warrants unless an additional time period to return such consents is specified by the Attorney-in-Fact. Any such consent shall be effective as of the date specified in the consent and shall be binding on all Holders of Series A Warrants regardless

5

SAC 442,065,900

of whether any such Holders received notice of such proposal or consented to such proposal. The Attorney-in-Fact shall promptly notify all Holders of Series A Warrants of any matter approved by the Majority Holders.

2. Amendment or Waiver. Any term of this Warrant may be amended or waived upon written consent of the Company and the Registered Holder.

3. Headings. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

17. Governing Law. This Warrant shall be governed, construed and interpreted in accordance with the laws of the State of Nevada, without giving effect to principles of conflicts of law.

[Remainder of Page Intentionally Left Blank]

6

SAC 442,065,900

IN WITNESS WHEREOF, the Company has caused this Series A Warrant to be duly executed and delivered by its authorized officer as of the date first above written.

ORYON HOLDINGS, INC., a Nevada corporation

Signed: ______________________________

By: ______________________________

Title: ______________________________

Phone No.: (702) 973-1583

ACKNOWLEDGED:

INITIAL HOLDER

By: ______________________________
Attorney-in-Fact

[*SIGNATURE PAGE TO SERIES A WARRANT*]

SAC 442,065,900

7

EXHIBIT A

PURCHASE/EXERCISE FORM

To: ORYON HOLDINGS, INC. Dated: ________________

The undersigned holder, pursuant to the provisions set forth in the attached Series A Warrant No. ___, hereby exercises the right to purchase ________________ shares of Common Stock covered by such Warrant. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

The undersigned holder acknowledges that it has reviewed the representations and warranties contained in Section 12 of the Warrant and by its signature below hereby makes such representations and warranties to the Company.

Signature: ________________________________

Name (print): ________________________________

Title (if applic.) ________________________________

Company (if applic.): ________________________________

SAC 442,065,900

8

EXHIBIT B

ASSIGNMENT FORM

FOR VALUE RECEIVED, _________________________________________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant with respect to the number of shares of Common Stock covered thereby set forth below, to:

Name of Assignee	Address/Fax Number	No. of Shares

Dated:	Signature

Witness: